Exhibit 10.4

LOAN ADMINISTRATION AND CUSTODIAL AGREEMENT

THIS LOAN ADMINISTRATION AND CUSTODIAL AGREEMENT (the “Agreement”), dated as of September 26, 2025, is entered into among each of the entities listed on Schedule A hereto, as Schedule A may be amended from time to time pursuant to the terms hereof (each an “Owner”), and COMPUTERSHARE TRUST COMPANY, N.A., a national banking association, as Custodian and Loan Administrator (together with its permitted successors and assigns, in such capacities, the “Custodian”).

WITNESSETH:

WHEREAS, each Owner now owns or hereafter may from time to time acquire or manages a portfolio of commercial, syndicated or participated loans made by a bank or other financial institution (the “Loan Assets”);

WHEREAS, each Owner desires to have the Custodian perform certain duties and provide certain services with respect to the Loan Assets consistent with the terms of this Agreement;

WHEREAS, GC Advisors LLC will serve as the investment adviser to the parent of each Owner (the “Adviser”), and will perform certain duties in connection with the Loan Assets on behalf of the Owners;

WHEREAS, each Owner desires to deposit the proceeds of the Loan Assets and other assets (the “Custodial Assets”) and certain certificates, agreements and other documents with respect to the ownership of the Loan Assets by each Owner (the “Asset Documents”) with the Custodian to hold on the Owners’ behalf and to direct the Custodian with respect to the transfer and release thereof; and

WHEREAS, the Custodian has the capacity to provide the services required hereby and is willing to perform such services on behalf of the Owners and the Adviser on the terms set forth herein;

NOW, THEREFORE, in consideration of the mutual covenants contained herein, and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

Section 1.        Loan Administration Duties.

(a)            Each Owner hereby appoints Computershare Trust Company, N.A. as its agent, and Computershare Trust Company, N.A. hereby accepts such agency appointment to act as Custodian pursuant to the terms of this Agreement, until its resignation or removal as Custodian pursuant to the terms hereof. The Custodian’s services hereunder shall be conducted through its CCT division (including, as applicable, any agents or affiliates utilized thereby, provided that any such agents or affiliates shall be subject to the terms of this Agreement and the Custodian shall be liable for any breaches by such agents or affiliates to the same extent the Custodian would be liable if it performed such services directly). In such capacity, the Custodian shall assist the Owners and the Adviser in connection with monitoring the Loan Assets on an ongoing basis as provided herein and provide to the Owners and the Adviser certain reports, schedules, calculations and other data, (in each case in such form and content, and in such greater detail, as may be mutually agreed upon by the Custodian and the Owners from time to time), based upon information and data received from the Owners and the Adviser. The Custodian’s duties and authority to act as Custodian hereunder are limited to the duties and authority specifically set forth in this Agreement. By entering into or performing its duties under this Agreement, the Custodian shall not be deemed to assume any obligations or liabilities of the Owners or the Adviser under any other agreement, and nothing herein contained shall be deemed to release, terminate, discharge, limit, reduce, diminish, modify, amend or otherwise alter in any respect the duties, obligations or liabilities of the Owners or the Adviser under or pursuant to any other agreement. The Custodian’s duties and obligations are solely to the Owners and the Custodian shall provide all calculations, reports and other data only to the respective Owner, the Adviser or their respective designee. The Custodian shall have no duties or obligations to report to, or perform any services for, any other party.

(b)            The Custodian shall perform the following functions from time to time with respect to each Owner:

(i)	Create and maintain up-to-date a Loan Asset database (the “Asset Database”) of certain characteristics (to the extent required for the performance of its obligations hereunder, and otherwise as reasonably agreed to by the Adviser or such Owner) of the Loan Assets based upon information provided to the Custodian by the Adviser or such Owner (or its designee);

(ii)	Create and maintain an up-to-date database of Asset Documents (the “Asset Document Database”) that have been delivered to the Custodian by such Owner;

(iii)	update the Asset Database and the Asset Document Database periodically to reflect any assignments or terminations, purchases or sales or other dispositions of Loan Assets or any changes in Asset Documents held by the Custodian, in each case based upon such information regarding purchases, sales or other dispositions furnished to the Custodian by such Owner or the Adviser.

(iv)	upon receipt of Asset Documents or other documents related to the Loan Assets as may be delivered, or as may be caused to be delivered, to it from time to time by such Owner or the Adviser or by the seller of Loan Assets identified by such Owner or the Adviser, save such documents in electronic format onto disks and/or onto the Custodian’s secure computer system, and maintain in a manner so as to permit retrieval and access;

(v)	notify such Owner upon receiving any documents, legal opinions or any other information including, without limitation, any notices, reports, requests for waiver, consent requests or any other requests relating to corporate actions affecting the Loan Assets.

(vi)	reconcile cash and Loan Asset balances on a daily basis. All information with respect to actual cash received or actual account balances shall be based on information provided to the Custodian by such Owner or the Adviser (or their respective designee). In the event of a discrepancy between the expected and the actual activity, the Custodian shall begin research within two (2) business days of the discrepancy date of such transaction and will continue to follow up with agent bank and such Owner and the Adviser until (i) such discrepancy is resolved (ii) such Owner or the Adviser directs otherwise, or (iii) no further action may be taken by the Custodian;

(vii)	provide a monthly report of transaction activity and monthly portfolio Loan Asset balance report, in each case with such contents and in such form as reasonably agreed to by the Adviser or such Owner and the Custodian;

(viii)	provide such Owner and the Adviser with access to the information in the Asset Database and Asset Document Database in electronic format, the format and scope of such information to be reasonably agreed to by such Owner and the Adviser and the Custodian; and

(iv)	assist such Owner and the Adviser in the performance of such other calculations and the preparation of such other reports that are reasonably requested in writing by such Owner or the Adviser and agreed to by the Custodian, which agreement shall not be unreasonably withheld and that the Custodian determines, in its sole discretion, may be provided without unreasonable burden or expense.

(c)            The Owners and the Adviser shall reasonably cooperate with the Custodian in connection with the matters described herein, including calculations reasonably requested hereunder. Without limiting the generality of the foregoing, the Owners and the Adviser shall use reasonable efforts to supply, in a timely fashion, any information maintained by it that the Custodian may from time to time reasonably request with respect to the Loan Assets and reasonably required to permit the Custodian to perform its obligations hereunder. Without limiting the generality of the foregoing, each Owner shall provide to the Custodian sufficient and reliable information without delay to enable the Custodian to perform its obligations under Section 1(b)(i) and Section 1(b)(ii). The Custodian will be entitled to rely on and assume the accuracy of such information provided by the Owners and shall have no duty to independently obtain or request such information.

(d)            The Adviser or the Owners shall review and, to the best of its knowledge, verify the contents of any reports and/or statements required to be prepared by the Custodian. To the extent any of the information in such reports or statements conflicts with data or calculations in the records of the Owners or the Adviser, the Owners or the Adviser shall notify the Custodian of such discrepancy and use reasonable efforts to assist the Custodian in reconciling such discrepancy. The Owners further agree to provide to the Custodian during the term of this Agreement, on a timely basis, any information in their possession relating to the Loan Assets and any changes, proposed purchases, sales or other dispositions thereof as to enable the Custodian to perform its duties hereunder. The Custodian will be entitled to rely on and assume the accuracy of such information provided by the Owners or the Adviser and shall have no duty to independently obtain such information.

(e)            If, in performing its duties under this Agreement, the Custodian is required to decide between alternative courses of action, the Custodian may request written instructions (or verbal instructions, followed by written confirmation thereof) from the respective Owner or the Adviser, as to the course of action desired by it and shall act, and shall be fully protected in acting, in accordance with instructions received by such Owner or the Adviser. If the Custodian does not receive such instructions within five (5) business days after it has requested them, the Custodian shall be under no duty to take any such courses of action and shall wait until such time as such Owner or the Adviser provides appropriate instructions.

Section 1A.        Custodial Duties

(a)            Each Owner hereby appoints the Custodian as custodian of the Custodial Assets and the Asset Documents pursuant to the terms of this Agreement and the Custodian accepts such appointment. The Custodian hereby agrees to accept the Custodial Assets and Asset Documents delivered to the Custodian by or at the direction of the respective Owner pursuant to the terms hereof, and agrees to hold, release and transfer the same in accordance with the provisions of this Agreement. There shall be a segregated non-interest bearing securities account established by the Custodian on behalf of each Owner (each such account, a “Custody Account”) and into which the Custodial Assets for each Owner shall be held and which shall be governed by and subject to this Agreement. In addition, on and after the date hereof, the Custodian may establish any number of subaccounts to a Custody Account deemed necessary or appropriate by the Custodian and the respective Owner or the Adviser in administering the Custody Account (each such subaccount, a “Subaccount” and collectively with the Custody Account, the “Account”). As of the date hereof, the Custodian has established on behalf of each Owner, the Account set forth below such Owner’s name on Schedule A hereto. All Custodial Assets to be delivered in physical form to the Custodian shall be delivered to the address set forth in Section 8 hereof and all Custodial Assets to be delivered in book-entry form to the Custodian shall be delivered in accordance with delivery instructions separately provided by the Custodian. The Custodian shall not be responsible for any other assets of the Owners held or received by the Owners or others or any assets not delivered to Custodian as set forth herein and accepted by the Custodian as hereinafter provided. The Custodian shall have no obligation to accept or hold any security or other asset pursuant to the terms of this agreement to the extent it reasonably determines that such security or asset does not fall within the definition of “Custodial Asset” or holding such security or asset would violate any law, rule, regulation or internal policy applicable to the Custodian. For the avoidance of doubt, other than delivery of the physical certificate in the possession of the Custodian to the applicable Owner, the Custodian shall have no obligations in connection with the transfer or re-registration of any physical certificates representing Custodial Assets in connection with any transfer thereof and such Owner shall be responsible for all aspects of transferring or re-registering such Custodial Assets. Custodial Assets or proceeds thereof shall be withdrawn from and credited to the Account only upon Proper Instructions.

(b)            On or prior to the date of delivery of any physical Asset Documents to the Custodian, the applicable Owner shall deliver to the Custodian a checklist (the “Asset Documents Checklist”) which shall list each of the Asset Documents being delivered to the Custodian, and whether each Document is an original or a copy. The Custodian shall take and retain custody of the Asset Documents delivered by the Adviser in accordance with the terms and conditions of this Agreement. Within five (5) business days of its receipt of any Asset Documents and the Asset Documents Checklist, the Custodian shall review the Asset Documents delivered to it and confirm in writing to the applicable Owner that all Asset Documents set forth on the Asset Documents Checklist have been delivered and are in the possession of the Custodian. In the event any of the Asset Documents identified on the Asset Documents Checklist are not delivered to the Custodian, the Custodian shall include as an attachment to such written confirmation an exception list identifying those Asset Documents that have not been delivered to the Custodian. In order to facilitate the foregoing review by the Custodian, in connection with each delivery of Asset Documents hereunder to the Custodian, the applicable Owner shall provide to the Custodian an electronic file (in EXCEL or a comparable format acceptable to the Custodian) of the related Asset Documents Checklist that contains a list of all required Asset Documents. For the avoidance of doubt, other than the foregoing, the Custodian shall not have any responsibility for reviewing any Asset Documents. All Asset Documents that are physically provided shall be kept in fire resistant vaults, rooms or cabinets. All Asset Documents that are physically provided shall be placed together with an appropriate identifying label and maintained in such a manner so as to permit retrieval and access. All Asset Documents shall be clearly segregated from any other documents or instruments maintained by the Custodian. All Asset Documents that are delivered to the Custodian in electronic format shall be saved and maintained in a manner so as to permit retrieval and access.

(c)            For the avoidance of doubt, each Owner’s respective Account (including income, if any, earned on the investments of funds in such account) will be owned by such Owner, for federal income tax purposes. Each Owner is required to provide to the Custodian (i) an IRS Form W-9 or appropriate IRS Form W-8 no later than the date hereof, and (ii) any additional IRS forms (or updated versions of any previously submitted IRS forms) or other documentation at such time or times required by applicable law or upon the reasonable request of the Custodian as may be necessary (i) to reduce or eliminate the imposition of U.S. withholding taxes and (ii) to permit Custodian to fulfill its tax reporting obligations under applicable law with respect to the Account or any amounts paid to the Owners. If any IRS form or other documentation previously delivered becomes obsolete or inaccurate in any respect, each Owner shall timely provide to the Custodian accurately updated and complete versions of such IRS forms or other documentation. Computershare Trust Company, N.A., both in its individual capacity and in its capacity as Custodian, shall have no liability to the Owners, the Adviser or any other person in connection with any tax withholding amounts paid or withheld from the Account pursuant to applicable law arising from any Owner’s failure to timely provide an accurate, correct and complete IRS Form W-9, an appropriate IRS Form W-8 or such other documentation contemplated under this paragraph. For the avoidance of doubt, no funds shall be invested with respect to such Account absent the Custodian having first received (i) the requisite Proper Instructions, and (ii) the IRS forms and other documentation required by this paragraph.

(d)            Except as set forth below, the Custodian shall not invest immediately available funds held hereunder in the absence of Proper Instructions and shall not be liable for not investing or reinvesting funds in accordance with this Agreement in the absence Proper Instructions. In connection with investments of available cash pursuant to Proper Instructions, the Custodian may without liability use a broker-dealer of its own selection, including a broker-dealer owned by or affiliated with the Custodian or any of its affiliates. The Custodian is not responsible for the assets of the Owners which have been placed in accounts with brokers, prime brokers, counterparties, futures commission merchants and other intermediaries. The Custodian or any of its affiliates may receive reasonable compensation with respect to any such investment. It is expressly agreed and understood by the parties hereto that the Custodian shall not in any way whatsoever be liable for losses on any investments, including, but not limited to, losses from market risks due to premature liquidation or resulting from other actions taken pursuant to this Agreement. Funds on deposit in the Custody Account shall remain uninvested. From and after the date hereof, the Custodian shall invest and reinvest immediately available funds denominated in U.S. Dollars held in a USD denominated Subaccount of any Owner, as fully as practicable, in the investment selected by such Owner as set forth on Schedule A hereto (the “Selected Investment”). The foregoing shall constitute a Proper Instruction and shall remain in effect until such time as the Custodian receives Proper Instructions to the contrary.

In the event the Custodian receives instructions from any Owner to effect a securities transaction as contemplated in 12 CFR 12.1, such Owner acknowledges that upon its written request and at no additional cost, it has the right to receive the notification from the Custodian after the completion of such transaction as contemplated in 12 CFR 12.4(a) or (b). Each Owner agrees that, absent specific request, such notifications shall not be provided by the Custodian hereunder, and in lieu of such notifications, the Custodian shall make available periodic account statements in the manner required by this Agreement.

(e)            The Custodian shall act only pursuant to Proper Instructions with regard to (a) the exercise of any rights or remedies with respect to the Custodial Assets, including, without limitation, waivers and voting rights, and (b) taking any other action in connection with the Custodial Assets, including, without limitation, any purchase, sale, conversion, redemption, exchange, retention or other transaction relating to the Custodial Assets. In the absence of Proper Instructions provided to the Custodian, the Custodian shall have no obligation to take any action with respect to the Custodial Assets. Notwithstanding anything herein to the contrary, under no circumstances shall the Custodian be obligated to bring legal action or institute proceedings against any person on behalf of any Owner or the Adviser. The Custodian shall not be obligated to settle any trade of Custodial Assets unless there are sufficient immediately available funds credited to the applicable Owner’s Account at the time of such trade settlement, and the Custodian shall not be obligated to settle any trade of Custodial Assets in reliance on contractual, expected or predetermined funds that are not immediately available at the time of settlement. Each Owner must maintain sufficient funds in the Account in order for the Custodian to facilitate the settlement of any securities transaction in accordance with Proper Instructions. The Custodian shall be entitled to decline any Proper Instruction and shall not be required to settle any transaction that would result in an overdraft of the Account.

(f)            The Custodian shall hold the Custodial Assets and Asset Documents in safekeeping and shall release and transfer same only in accordance with Proper Instructions. “Proper Instructions” shall mean written instructions or email or other electronically transmitted instructions in respect of any of the matters referred to in this Agreement purported to be signed (except in the case of electronically transmitted instructions) by one or more persons duly authorized to sign on behalf of each of the Owners as set forth in an authorized signers list provided by the Owners to the Custodian on or prior to the date hereof (each such person, an “Authorized Owner Signer”) which shall include persons duly authorized to sign on behalf the Adviser as set forth in the Authorized Signers List provided by the Adviser to the Custodian on or prior to the date hereof (each such person, an “Authorized Adviser Signer” and together with the Authorized Owner Signers, the “Authorized Signers”), and, in the case of electronically transmitted instructions, in accordance with such authentication procedures as may be agreed by the Custodian and the Owners or the Adviser from time to time. Any electronically delivered instructions, including by email or facsimile, received from or on behalf of any Authorized Signer, or any email or facsimile received from another individual on behalf of the Owners or the Adviser in which any Authorized Signers are also identified as copied, shall constitute Proper Instructions. Any Authorized Signers list of the Owners and Authorized Signers list of the Adviser first executed and delivered to the Custodian on or about the date of this Agreement shall remain in effect for the duration of this Agreement unless and until a replacement Authorized Signers list of the Owners or replacement Authorized Signers list of the Adviser is delivered to the Custodian by the Owners or the Adviser, as applicable.

For the avoidance of doubt, the Custodian shall incur no liability for following the instructions from the Adviser and shall have no responsibility for determining whether any applicable investment management agreement between the Adviser and any Owner is still in force and effect or whether any Proper Instructions received by the Adviser are authorized or permitted by such investment management agreement.

In addition, Proper Instructions may include instructions and directions given by electronic transmission administered by the Society for Worldwide Interbank Financial Telecommunication (“SWIFT Messaging”), as well as certain other electronically transmitted instructions, such as FTP or other online portal. The Owner understands that the Custodian cannot determine the identity of the actual sender of Proper Instructions sent by SWIFT Messaging and such other methods of electronically transmitted instructions, and agrees that the Custodian may conclusively presume that such directions have been sent by an Authorized Signer. Each Owner and the Adviser shall assure that only Authorized Signers shall transmit Proper Instructions from such Owner to the Custodian and shall safeguard the use and confidentiality of applicable user and authorization codes, passwords, and/or authentication keys upon receipt by such Owner. The Custodian shall not be liable for any losses, costs, or expenses arising directly or indirectly from the Custodian’s reliance upon and compliance with such instructions or directions given by SWIFT Messaging or any other electronically transmitted instructions for which the identity of the actual sender cannot be identified, including but not limited to any overdrafts. Each Owner shall assume all risks arising out of the use of SWIFT Messaging and any other electronic transmission methods to submit instructions and directions to the Custodian, including without limitation the risk of the Custodian acting on unauthorized instructions and the risk of interception and misuse by third parties, shall fully inform itself of the protections and risks associated with transmitting instructions and directions to the Custodian by SWIFT Messaging and other electronic transmission methods. Each Owner acknowledges that there may be more secure methods of transmitting instructions and directions than SWIFT Messaging and other electronic messaging.

(g)            For the avoidance of doubt and notwithstanding anything herein to the contrary, the Owners agree that the Custodian shall not have nor shall be implied to have any duties with respect to furnishing reports or other information as contemplated by the Investment Advisers Act of 1940, as amended (the “Advisers Act”), or Rule 206(4)-2 under the Advisers Act, and the Custodian shall only be obligated to furnish information to the Owners and the Adviser, or as the Owners and Custodian may otherwise agree. Each Owner agrees that it shall not deliver any Assets to the Custodian to hold on behalf of such Owner hereunder that are or will be (or are or will be deemed to be) “plan assets” subject to the United States Employee Retirement Income Security Act of 1974, as amended (or any such substantially similar applicable federal, state, or local law). The Custodian shall have no duties, implied or otherwise, with respect to the execution or delegation of any Owner’s duties or responsibilities (if any) under the Investment Company Act of 1940, as amended (the “Investment Company Act”).

The Custodian shall create and maintain records relating to its activities under this Agreement with respect to the Assets held for each Owner under this Agreement. All such records shall at all times during the regular business hours of the Custodian be available for production to the applicable Owner by the Custodian for inspection, by remote or other non in-person means, by duly authorized officers, employees or agents of the applicable Owner or its designees, including but not limited to the applicable Owner’s certified public accountants, upon reasonable request and at least five (5) business days’ prior written notice and at the applicable Owner’s expense. The Custodian shall maintain such records in a manner that complies with the Custodian’s internal records retention policy and applicable law.

(f)            The parties acknowledge that in accordance with laws, regulations and executive orders of the United States or any state or political subdivision thereof as are in effect from time to time applicable to financial institutions relating to the funding of terrorist activities and money laundering, including without limitation the USA Patriot Act (Pub. L. 107-56) and regulations promulgated by the Office of Foreign Asset Control (collectively, “AML Law”), the Custodian is required to obtain, verify, and record information relating to individuals and entities that establish a business relationship or open an account with the Custodian. The Owners hereby agree that they shall provide the Custodian with such identifying information and documentation as the Custodian may reasonably request from time to time in order to enable the Custodian to comply with all applicable requirements of AML Law, including, but not limited to, each Owner’s name, physical address, tax identification number and other information necessary for the Custodian to identify and verify the Owners’ identity such as organizational documents, certificate of good standing, license to do business, or other pertinent identifying information.

Section 2.        Compensation.

(a)            The Custodian shall be entitled to be paid by each Owner a fee as compensation for its services as set forth in the separate Fee Letter (the “Fee Letter”) agreed to by each Owner and the Custodian. Except as otherwise noted, this fee covers account acceptance, set up and termination expenses, plus usual and customary related administrative services such as safekeeping, investment, collection and distribution of assets, including normal record-keeping/reporting requirements. Any additional services beyond those specified in this Agreement, or activities requiring excessive administrator time or out-of-pocket expenses, shall be performed only after reasonable prior notice is given to the Custodian by the Owners and shall be deemed extraordinary expenses for which related costs, transaction charges and additional fees will be billed at the Custodian's standard charges for such items. Each Owner agrees to pay or reimburse the Custodian for all out-of-pocket costs and expenses (including without limitation reasonable fees and expenses of legal counsel) incurred, and any disbursements and advances made, in connection with the preparation, negotiation or execution of this Agreement, or in connection with or pursuant to consummation of the transactions contemplated hereby, or the administration of this Agreement or performance by the Custodian of its duties and services under this Agreement.

(b)            Each Owner hereby grants to the Custodian a lien on all Custodial Assets for all indebtedness that may become owing to the Custodian hereunder, which lien may be enforced by the Custodian by set-off or appropriate foreclosure proceedings. In this regard, if any Owner is unwilling or unable to pay the Custodian any amounts due hereunder or to indemnify any indemnified party hereunder, the Custodian may, in its sole discretion, withdraw any cash in the account, or, if insufficient, liquidate a portion of the Custodial Assets, and the Custodian shall use such cash or deduct from such proceeds any fees, expenses and indemnities that it (or any indemnified party) may be due hereunder. Each Owner hereby consents to and authorizes such action by the Custodian, and the Custodian shall have no liability for any action taken pursuant to this authorization. Notwithstanding anything to the contrary in this Agreement, none of the Custodian nor any agent or affiliate of the Custodian shall have any power or authority to assign, hypothecate, pledge, grant any third party any interest in, or otherwise dispose of the Custodial Assets or Asset Documents, except as provided herein or pursuant to Proper Instructions. The Custodian agrees to provide the Adviser or the applicable Owner with written notice prior to taking any action pursuant to this Section 2(b). The payment obligations to the Custodian pursuant to this Section 2 shall survive the termination of this Agreement and the resignation or removal of the Custodian.

Section 3.        Limitation of Responsibility of the Custodian; Indemnifications.

(a)            The Custodian shall be obligated only for the performance of such duties as are specifically set forth in this Agreement and the Custodian shall satisfy those duties expressly set forth herein so long as it acts in good faith and without gross negligence, willful misconduct or reckless disregard of its duties and obligations. The Custodian may rely and shall be protected in acting or refraining from acting on any written notice, request, waiver, consent or instrument believed by it to be genuine and to have been signed or presented by the proper party or parties. The Custodian shall have no duty to determine or inquire into the happening or occurrence of any event or contingency, and it is agreed that its duties are purely ministerial in nature. The Custodian may consult with and obtain advice from legal counsel as to any provision hereof or its duties hereunder and shall not be liable for action taken or omitted by it in good faith and the advice of such counsel or any opinion of counsel shall be full and complete authorization and protection in respect of any action taken or omitted by it hereunder in good faith and in reliance thereon. The Custodian shall not be liable for any action taken or omitted by it in good faith and reasonably believed by it to be authorized hereby, except for actions arising from the Custodian’s gross negligence, willful misconduct or reckless disregard of its duties and obligations. The Custodian shall have no liability for loss arising from any cause beyond its control, including but not limited to, any act or provision of any present or future law or regulation or governmental authority, any act of God, war, terrorism, accidents, labor disputes, disease, epidemic, pandemic, quarantine, national emergency, loss or malfunction of utilities or computer software or hardware, the unavailability of the Federal Reserve Bank wire or other wire or communication facility, the act, failure or neglect of any agent or correspondent selected with due care by the Custodian, any delay, error, omission or default of any mail, telegraph, cable or wireless agency or operator; or the acts or edicts of any government or governmental agency or other group or entity exercising governmental powers. Notwithstanding anything in this Agreement to the contrary, in no event shall any party hereto be liable for special, punitive, indirect or consequential loss or damage of any kind whatsoever (including but not limited to lost profits); provided that nothing in this sentence shall diminish the indemnification obligations of any Owner hereunder in the event of any third-party claim which includes such damages.

(b)            It is expressly acknowledged that the application and performance by the Custodian of its various duties hereunder (including calculations to be performed in respect of the matters contemplated hereby) shall be based upon, and in reliance upon, data and information provided to it by the Owners or the Adviser with respect to the Loan Assets. The Custodian shall have no liability for any failure, inability or unwillingness on the part of the Owner or the Adviser to provide accurate and complete information on a timely basis to the Custodian, or otherwise to comply with the terms of this Agreement, and shall have no liability for any inaccuracy or error in the performance or observance on the Custodian’s part of any of its duties hereunder that is caused by or results from any such inaccurate, incomplete or untimely information received by it, or other failure on the part of any Owner or the Adviser to comply with the terms hereof.

(c)            Without limiting the generality of the foregoing, the Custodian shall not be subject to any fiduciary or other implied duties and the Custodian shall not be required to exercise any discretion hereunder and shall have no investment or management responsibility and, accordingly, shall have no duty to, or liability for its failure to, provide investment recommendations or investment advice to the parties hereto. It is the intention of the parties hereto that the Custodian shall never be required to use, advance or risk its own funds or otherwise incur financial liability in the performance of any of its duties or the exercise of any of its rights and powers hereunder. The Custodian may exercise any of its rights or powers hereunder or perform any of its duties hereunder either directly or, by or through affiliates, agents or attorneys, and, except as otherwise provided for herein, the Custodian shall not be responsible for any misconduct or negligence on the part of any non-affiliated agent or attorney appointed hereunder with due care by it.

(d)            The Custodian is not responsible or liable in any manner whatsoever for the sufficiency, correctness, genuineness or validity of this Agreement or any part hereof (except with respect to the Custodian's obligations hereunder) or for the transaction or transactions requiring or underlying the execution of this Agreement, the form or execution hereof or for the identity or authority of any person executing this Agreement or any part hereof (except with respect to the Custodian) or depositing the Custodial Assets. The Custodian shall not be deemed to have notice or knowledge of any matter hereunder unless written notice thereof is received by the Custodian. It is expressly acknowledged by the Owners that application and performance by the Custodian of its various duties hereunder may be based upon, and in reliance upon, data, information and notice provided to it by the Owners and/or any related bank agent, obligor or similar party with respect to the Custodial Assets, and the Custodian shall have no responsibility for the accuracy of any such information or data provided to it by such persons and shall be entitled to update its records (as it may deem necessary or appropriate). The Custodian shall not be liable for the actions or omissions of, or any inaccuracies in the records of, the Owners or any clearing agency or depository or any other person and without limiting the foregoing, the Custodian shall not be under any obligation to monitor, evaluate or verify compliance by the Owners, the Adviser or any other person with any agreement or applicable law.

(e)            The Owners shall, and each hereby agrees, severally and not jointly to, indemnify, defend and hold harmless the Custodian and its affiliates, directors, officers, shareholders, agents and employees from any and all losses, damages, liabilities, demands, charges, costs, expenses (including the reasonable fees and expenses of counsel and other experts) and claims of any nature (including the costs and expenses of a successful defense, in whole or part, of any claim that Custodian breached its standard of care set forth herein) (collectively referred to herein as “Losses”), in respect of, or arising from any acts or omissions performed or omitted by the Custodian, its affiliates, directors, officers, shareholders, agents or employees pursuant to or in connection with the terms of this Agreement, or in the performance or observance of its duties or obligations under this Agreement, including, without limitation, Losses resulting from the enforcement of any Owner’s indemnity obligations hereunder; provided such acts or omissions are in good faith and without willful misconduct or gross negligence on the part of the Custodian as determined by a final non-appealable judgment of a court of competent jurisdiction. The Owners also hereby agree, severally and not jointly to hold the Custodian harmless from any Loss resulting from any taxes or other governmental charges, and any expense related thereto, which may be imposed, or assessed with respect to any Custodial Assets in the Account and also agrees to hold the Custodian and its respective nominees harmless from any Loss as record holder of Custodial Assets in the Account. The Owners may remit payment for expenses and indemnities owed to the Custodian hereunder or, in the absence thereof, the Custodian may from time to time deduct payment of such amounts from the Account.

(f) Nothing herein shall impose or imply any duty or obligation on the part of the Custodian to verify, investigate or audit any such information or data, or to determine or monitor on an independent basis whether any issuer of the securities or loans included in the Loan Assets is in default or in compliance with the underlying instruments governing or securing such securities or loans, the role of the Custodian hereunder being solely to perform only those functions as provided herein. This Section 3 shall survive the termination or assignment of this Agreement and the resignation or removal of the Custodian.

Section 4.        No Joint Venture.

Nothing contained in this Agreement (i) shall constitute the Custodian, the Adviser or the Owners, respectively, as members of any partnership, joint venture, association, syndicate, unincorporated business or other separate entity, (ii) shall be construed to impose any liability as such on any of them or (iii) shall be deemed to confer on any of them any express, implied or apparent authority to incur any obligation or liability on behalf of any of the others.

Section 5.        Other Activities of Custodian.

Nothing herein shall prevent the Custodian or its Affiliates from engaging in other businesses or, in its sole discretion, from acting in a similar capacity as a collateral administrator or monitor, for any other person or entity even though such person or entity may engage in business activities similar to those of the Owners or the Adviser.

Section 6.        Resignation and Removal of Custodian.

(a)            The Custodian may at any time resign hereunder by giving written notice of its resignation to the Owners at least sixty (60) days prior to the date specified for such resignation to take effect, and upon the effective date of such resignation, the Custodial Assets hereunder shall be delivered by it to such person as may be designated in writing by the Owners, whereupon all the Custodian’s obligations hereunder shall cease and terminate. If no such person shall have been designated by such date, all obligations of the Custodian hereunder shall, nevertheless, cease and terminate. The Custodian’s sole responsibility thereafter shall be to keep safely all Custodial Assets then held by it and to deliver the same to a person designated by the Owners or in accordance with the direction of a final order or judgment of a court of competent jurisdiction.

(b)            The Owners may remove the Custodian at any time by giving the Custodian at least sixty (60) days’ prior written notice. Upon receipt of the identity of the successor Custodian as designated by the Owners in writing, the Custodian shall either deliver the Custodial Assets and Asset Documents then held hereunder to the successor Custodian, less the Custodian’s fees, costs and expenses or other obligations owed to the Custodian, or hold such Assets (or any portion thereof), pending distribution, until all such fees, costs and expenses or other obligations are paid. Upon delivery of the Custodial Assets and Asset Documents to successor Custodian, the Custodian shall have no further duties, responsibilities or obligations hereunder.

Section 7.        Action upon Termination, Resignation or Removal of the Custodian.

Promptly upon the effective date of the resignation or removal of the Custodian pursuant to Section 6 hereof the Custodian shall be entitled to be paid all amounts accruing to it to the date of such termination, resignation or removal. Upon receipt of the identity of the successor Custodian as designated by the Owners or the Adviser in writing, the Custodian shall either deliver the Custodial Assets then held hereunder to the successor Custodian, less the Custodian’s fees, costs and expenses or other obligations owed to the Custodian, or hold such Custodial Assets (or any portion thereof), pending distribution, until all such fees, costs and expenses or other obligations are paid. Upon delivery of the Custodial Assets to successor Custodian, the Custodian shall have no further duties, responsibilities or obligations hereunder.

Section 8.        Notices. Any delivery of physical Custodial Assets or any notice, report or other communication given hereunder shall be in writing, given at the address below (or to such other address as shall have provided to the others in writing), by prepaid first class mail, overnight courier or email:

If to the Custodian:

With respect to the delivery of physical Custodial Assets:

Computershare Trust Company, N.A.

Attn: CTSO Mail Room

1505 Energy Park Drive

St. Paul, MN 55108

Ref: [Name of Applicable Owner]

Email: SASCustodyTeam@computershare.com

For all other purposes:

Computershare Trust Company, N.A.

9062 Old Annapolis Road

Columbia, Maryland 21045

Attn: Securities Custody Services

Ref: [Name of Applicable Owner]

Email: SASCustodyTeam@computershare.com

If to any of the Owners:

[Name of Applicable Owner]

150 S. Wacker Drive

Ste 800 Chicago, IL 60606

Attention: Treasury Cash Management

Email: TreasuryCash@golubcapital.com

Section 9.        Amendments.

This Agreement may not be amended, changed, modified or terminated (except as otherwise expressly provided herein) except by the Owners and the Custodian in writing; provided that, on notice to the Custodian, Schedule A may be updated to remove an Owner that is a subsidiary of GCRED and such Owner shall no longer be a party hereto, and, provided further, that on and after the date hereof, additional Owners may be added to this Agreement by executing and delivering a Joinder Supplement in the form of Exhibit A hereto. Upon the execution and delivery of such Joinder Supplement by such additional Owner and the Custodian, Schedule A hereto shall be amended automatically without and further action to add such additional Owner and its respective Account, and such Owner shall be a party to this Agreement for all purposes hereof.

Section 10.        Successor and Assigns.

This Agreement shall inure to the benefit of, and be binding upon, the successors and assigns of each of the Owners and the Custodian. Except as otherwise set forth herein, this Agreement may not be assigned by the Custodian unless such assignment is previously consented to in writing by the Owners. An assignment with such consent, if accepted by the assignee, shall bind the assignee hereunder to the performance of any duties or obligations of the Custodian hereunder. Notwithstanding the foregoing, any organization or entity into which the Custodian may be merged or converted or with which it may be consolidated, any organization or entity resulting from any merger, conversion or consolidation to which the Custodian shall be a party and any organization or entity succeeding to all or substantially all of the corporate trust business of the Custodian, shall be the successor Custodian hereunder without the execution or filing of any paper or any further act of any of the parties hereto.

Section 11.        Representations of the Custodian.

The Custodian hereby represents and warrants to the Owners that it is qualified to act as a custodian pursuant to Section 26(a)(1) of the Investment Company Act.

Section 12.        Governing Law.

THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAW OF THE STATE OF NEW YORK.

The parties hereto hereby irrevocably submit to the non-exclusive jurisdiction of any New York State or Federal Court sitting in the Borough of Manhattan in the City of New York in any proceeding arising out of or relating to this Agreement, and the parties hereby irrevocably agree that all claims in respect of any such proceeding may be heard and determined in any such New York State or Federal court. The parties hereby irrevocably waive, to the fullest extent that they may legally do so, the defense of an inconvenient forum to the maintenance of such proceeding. The parties agree that a final non-appealable judgment in any such proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.

Section 13.        Headings.

The section headings hereof have been inserted for convenience of reference only and shall not be construed to affect the meaning, construction or effect of this Agreement.

Section 14.        Counterparts.

This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but such counterparts shall, together, constitute one and the same instrument. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. This Agreement shall be valid, binding, and enforceable against a party when executed and delivered by an authorized individual on behalf of the party by means (i) an original manual signature; (ii) a faxed, scanned, or photocopied manual signature, or (iii) any other electronic signature permitted by the federal Electronic Signatures in Global and National Commerce Act, state enactments of the Uniform Electronic Transactions Act, and/or any other relevant electronic signatures law, including any relevant provisions of the UCC (collectively, “ Signature Law”), in each case to the extent applicable. Each faxed, scanned, or photocopied manual signature, or other electronic signature, shall for all purposes have the same validity, legal effect, and admissibility in evidence as an original manual signature. For the avoidance of doubt, a person’s execution and delivery of this Agreement by electronic signature and electronic transmission via DocuSign or another similar method shall constitute the execution and delivery of a counterpart of this Agreement by or on behalf of such person and shall bind such person to the terms of this Agreement and it will be treated in all manner and respects as an original agreement or instrument and will be considered to have the same binding legal effect as if it were the original signed version thereof delivered in person. Each party hereto shall be entitled to conclusively rely upon, and shall have no liability with respect to, any faxed, scanned, or photocopied manual signature, or other electronic signature, of any other party and shall have no duty to investigate, confirm or otherwise verify the validity or authenticity thereof.

Section 15.        Severability.

Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall be ineffective only to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof and such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

Section 16.        Waiver.

No failure on the part of any party hereto to exercise and no delay in exercising, and no course of dealing with respect to, any right, power or privilege under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power or privilege under this Agreement preclude any other or further exercise thereof or the exercise of any other right, power or privilege.

Section 17.        No Third-Party Beneficiaries.

This Agreement does not confer any rights or remedies upon any Person other than the parties to this Agreement and their respective successors and permitted assigns.

Section 18.        Waiver of Jury Trial.

EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

Section 19.        Confidentiality.

The Custodian hereby acknowledges and agrees that: (a) all written or computer-readable information provided by the Owners and (b) the terms of this Agreement and any information related to this Agreement (collectively, the “Confidential Information”), shall be kept confidential and shall not be divulged to any person other than the parties hereto without the Owners’ prior written consent except to (i) its employees, delegees, agents and other service providers to the Owners as necessary in connection with Custodian’s provision of services hereunder, provided that any such employee, delegee, agent or other service provider is subject to confidentiality restrictions similar to those set forth in this Section 19 and the Custodian shall be liable for any breaches by the Custodian’s employees, delegees, or agents (but not employees, delegates, agents or other service providers of the Owners), (ii) its and the Owners’ legal counsel, auditors, examiners, internal and external accountants, taxing authorities, other governmental agencies or regulatory bodies or in order to comply with any applicable federal or state laws, or (iii) any person to the extent that Custodian is required to disclose Confidential Information pursuant to applicable law, rule, regulation, requirement of any law enforcement agency, court order or other legal process or at the request of a regulatory authority. Confidential Information shall not include any information that (i) becomes publicly available other than as a result of a breach of this Agreement, (ii) becomes available to the Custodian on a non-confidential basis from a source other than the Owner, (iii) is independently developed by the Custodian in a manner that can be shown not to have used the information received from the Owners, or (iv) is known by the recipient other than by reason of discussions with or disclosures by the Custodian. In the event that the Custodian is required by law to disclose any Confidential Information, such party shall, unless otherwise prohibited from doing so pursuant to applicable law, the Custodian shall notify the Owners of such required disclosure so that the Owners may seek an appropriate protective order and/or waive the Custodian’s compliance with this Agreement. In the event that such protective order or other remedy is not obtained, or that the Owners waive compliance with the terms hereof, Custodian may disclose only that portion of the information regarding which is legally required and for which there is no exemption that may be asserted.

IN WITNESS WHEREOF, the parties have caused this Loan Administration and Custodial Agreement to be duly executed and delivered as of the date and year first above written.

GOLUB CAPITAL PRIVATE INCOME FUND S, as Owner

By:	/s/ Thomas J. Shinnick
Name: Thomas J. Shinnick
Title: Sole Trustee

COMPUTERSHARE TRUST COMPANY, N.A., as Custodian

By:	/s/ William Wood
Name: William Wood
Title: Vice President

Schedule A

Owners and Custody Account Information

[    ]

EXHIBIT A

FORM OF JOINDER SUPPLEMENT

JOINDER SUPPLEMENT, dated as of [ ], 20[--] among [ ], as an Owner (the “Owner”) and Computershare Trust Company, N.A., as Custodian (the “Custodian”).

WHEREAS, this Joinder Supplement is being executed and delivered under Section 9 of that certain Loan Administration and Custodial Agreement, dated as of [ ], 2025 (as amended, modified, supplemented or restated from time to time, the “Custodial Agreement”), by and among the Owners party thereto, entities listed on Schedule A thereto and the Custodian. Capitalized terms used but not defined herein shall have the meaning provided in the Custodial Agreement; and

WHEREAS, the Owner wishes to become a party to the Custodial Agreement;

NOW, THEREFORE, the parties hereto hereby agree as follows:

(a)            In accordance with the terms of the Custodial Agreement, by its signature below, the undersigned Owner hereby agrees to become an Owner under the Custodial Agreement with the same force and effect as if it were an original signatory thereto and to be bound by and comply with all of the terms and provisions of the Custodial Agreement applicable to it as an Owner.

(b)            On or about the date hereof, the Custodian has established a Custodial Account in the name of the Owner, with account number [     ]. The Owner’s Selected Investment pursuant to Section 1A(d) of the Custodial Agreement shall be: [ ].

Schedule A of the Custodial Agreement is hereby amended to add the Owner, the Owner’s Custody Account, and the Owner’s Selected Investment.

(c)            The Owner hereby confirms that the Authorized Signers of the Owner shall be the list provided by the Owners pursuant to the Custodial Agreement as of the date hereof.

(d)            Except as expressly supplemented hereby, the Custodial Agreement shall remain in full force and effect in accordance with its terms.

(e)            This Joinder Supplement shall be governed by, and construed in accordance with, the laws of the State of New York.

[SIGNATURE PAGE FOLLOWS]

Executed as of the date first above written.

[NAME OF OWNER],
as Owner

By:
Name:
Title:

COMPUTERSHARE TRUST COMPANY, N.A., as Custodian

By:
Name:
Title: